UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________________________________________________________________
FORM 8-K
______________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2025
______________________________________________________________________________________
Park Hotels & Resorts Inc.
(Exact name of Registrant as Specified in Its Charter)
______________________________________________________________________________________

Delaware	001-37795	36-2058176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Tysons Blvd., 7th Floor, Tysons, VA		22102
(Address of Principal Executive Offices)		(Zip Code)
(571) 302-5757
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 17, 2025 (the “Closing Date”), Park Hotels & Resorts Inc., a Delaware corporation (the “Company”), as parent, and Park Intermediate Holdings LLC, a Delaware limited liability company and direct subsidiary of the Company (the “Borrower”), as borrower, entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the financial institutions party thereto as lenders. The Credit Agreement provides for (i) a senior unsecured revolving credit facility with aggregate commitments of $1 billion (the “Revolving Facility”), (ii) a senior unsecured term loan in an original principal amount of $200 million incurred on May 16, 2024 (the “2024 Term Loan”) and (iii) a senior unsecured delayed draw term loan facility in a maximum principal amount of up to $800 million, available in up to three draws from the Closing Date to the first anniversary of the Closing Date (the “2025 Term Facility”, and together with the Revolving Facility and the 2024 Term Loan, the “Credit Facilities”). The Borrower intends to draw the delayed draw term loan facility in 2026 to refinance other outstanding indebtedness. The Credit Agreement amends and restates that certain Amended and Restated Credit Agreement, dated as of December 1, 2022 (as amended and supplemented from time to time, the “Existing Credit Agreement”), among the Company, the Borrower, PK Domestic Property LLC, the Administrative Agent and the financial institutions party thereto as lenders, which provided for aggregate revolving loan commitments of $950 million with a scheduled maturity date of December 1, 2026 and the 2024 Term Loan with a scheduled maturity date of May 14, 2027.

The Credit Agreement includes the option to increase the Revolving Facility and increase or add new term loans under the Credit Agreement by up to $1 billion in the aggregate, subject to the satisfaction of certain conditions and the receipt of additional commitments from existing or new lenders. The scheduled maturity date of each of the Credit Facilities is (i) with respect to the Revolving Facility, September 17, 2029, with an option to extend such maturity date by up to two 6-month periods or one 1-year period, (ii) with respect to the 2024 Term Loan, May 14, 2027 and (iii) with respect to the 2025 Term Facility, January 2, 2030, with an option to extend such maturity date by an additional 1-year period. The exercise of any available extension option is subject to certain conditions, including payment of an extension fee. The Credit Agreement also provides the Borrower with the ability to obtain up to $50 million in aggregate of letters of credit. As of the Closing Date, no borrowings were outstanding under each of the Revolving Facility and the 2025 Term Facility.

Borrowings under the Credit Facilities will bear interest at a rate equal to a margin over, at the Borrower’s option, (a) a base rate determined by reference to the highest of (1) the Administrative Agent’s prime lending rate, (2) the federal funds effective rate plus 0.50% and (3) the one-month Term SOFR rate that would be payable on such day plus 1.00%, (b) a Term SOFR rate for the interest period relevant to such borrowing or (c) a daily SOFR rate. The applicable margin for the Credit Facilities is based on a ratio of the Company’s total indebtedness (net of unrestricted cash and cash equivalents in excess of $35 million) to EBITDA (the “Leverage Ratio”) and ranges from (i) with respect to the Revolving Facility, 0.45% to 1.75%, in the case of base rate loans, and 1.45% to 2.75%, in the case of Term SOFR or daily SOFR rate loans, and (ii) with respect to each of the 2024 Term Loan and the 2025 Term Facility, 0.40% to 1.70%, in the case of base rate loans, and 1.40% to 2.70%, in the case of Term SOFR or daily SOFR rate loans. In addition, the Borrower is required to pay fees to the lenders on the unused Revolving Facility commitments equal to 0.20% per annum, if 50% or more of the Revolving Facility is utilized, or 0.25% per annum, if less than 50% of the Revolving Facility is utilized, in each case, on the daily outstanding amount of the unused Revolving Facility commitments. Until the 2025 Term Facility is fully drawn or the commitments thereunder are terminated or expire, the Borrower is required to pay a ticking fee equal to 0.25% per annum of the undrawn portion of the 2025 Term Facility. Each of the 2024 Term Loan and the 2025 Term Facility is not subject to required amortization payments or mandatory prepayments, but may be voluntary prepaid at any time without penalty.

The Credit Facilities are guaranteed by the Company and certain subsidiaries of the Company. Certain guarantors may be released if the Leverage Ratio is less than or equal to 6.50 to 1.00 as of the end of any two consecutive fiscal quarter periods. Certain excluded subsidiaries are not required to be guarantors under the Credit Agreement.

The Credit Agreement contains certain customary affirmative and negative covenants. Such covenants, among other things, restrict, subject to certain exceptions, the ability of the Borrower, the Company and their respective subsidiaries to grant liens on properties included in the determination of the Borrower’s unencumbered pool value, mergers, affiliate transactions, asset sales and the payment of dividends and distributions. In addition, the Credit Agreement requires that Park satisfy certain financial maintenance covenants, including:
•a Leverage Ratio of not more than 7.25 to 1.00;
•ratio of reserve adjusted EBITDA to fixed charges of not less than 1.50 to 1.00;
•ratio of secured indebtedness to total asset value of not more than 0.45 to 1.00;
•ratio of unsecured indebtedness (net of unrestricted cash and cash equivalents in excess of $35 million) to the unencumbered pool value of properties satisfying certain criteria specified in, and valued per the terms of, the

Credit Agreement of not more than 0.60 to 1.00 (subject to an option to increase to a higher level provided certain conditions are met); and
•ratio of adjusted net operating income from unencumbered properties satisfying certain criteria specified in the Credit Agreement to interest expense on unsecured indebtedness of not less than 1.75 to 1.00.
The Credit Agreement also includes customary events of default, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations owing under the Credit Agreement to be immediately due and payable.

Certain of the lenders under the Credit Agreement or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the text of such Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the Credit Facilities is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description

10.1
Second Amended and Restated Credit Agreement, dated as of September 17, 2025, by and among Park Hotels & Resorts Inc., Park Intermediate Holdings LLC, Wells Fargo Bank, National Association, as administrative agent, and the financial institutions party thereto as lenders and agents.

99.1	Press release, dated September 17, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Park Hotels & Resorts Inc.

Date: September 17, 2025	By:	/s/ Sean M. Dell’Orto
Sean M. Dell’Orto
Executive Vice President, Chief Financial Officer and Treasurer